Exhibit 4

PROPRIETARY AND CONFIDENTIAL

EXHIBIT 1A-4

FORM OF SUBSCRIPTION AGREEMENT

Control Number:

Full Legal Name of Subscriber: ______________________________________

Subscription Amount: US$ ________________________________________

CONFIDENTIAL

SUBSCRIPTION AGREEMENT

FOR

OFFERING OF $TREND TOKENS UNDER TIER 1 OF REGULATION A

OFFERED BY

REAL TRADING RESEARCH INC.

A Delaware corporation

Subscription Instructions

Subscription Agreement & Investor Questionnaire

___________, 2025

THE SECURITIES SUBJECT TO THIS SUBSCRIPTION AGREEMENT ARE BEING OFFERED PURSUANT TO REGULATION A UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND HAVE BEEN QUALIFIED BY THE U.S. SECURITIES AND EXCHANGE COMMISSION. HOWEVER, THE COMMISSION HAS NOT PASSED UPON THE MERITS OF OR GIVEN ITS APPROVAL TO THESE SECURITIES, THE TERMS OF THE OFFERING, OR THE ACCURACY OR COMPLETENESS OF ANY OFFERING MATERIALS. THE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES LAWS OF ANY STATE, UNLESS OTHERWISE INDICATED IN THE OFFERING CIRCULAR, NOR HAVE THEY BEEN APPROVED, DISAPPROVED, OR PASSED ON BY THE SECURITIES COMMISSION OF ANY STATE AND NO SUCH STATE COMMISSION HAS PASSED UPON THE ADEQUACY OR ACCURACY OF THE SUBSCRIPTION DOCUMENTS; ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

Real Trading Research Inc. Subscription Agreement 1

PROPRIETARY AND CONFIDENTIAL

EXHIBIT 1A-4

FORM OF SUBSCRIPTION AGREEMENT

REAL TRADING RESEARCH INC.

$TREND Tokens

Please carefully review and follow the instructions to Subscribers. Incomplete Subscription Agreements will be returned to Subscribers for completion.

Subscribers are strongly encouraged to seek independent legal, investment and tax advice regarding their individual circumstances and financial objectives in determining whether to subscribe for Tokens.

PART I.

INTRODUCTION AND INSTRUCTIONS

A. INTRODUCTION.

This subscription agreement (this “Subscription Agreement”) sets forth the documentation needed to subscribe for and invest in $Trend Tokens (the “Tokens”) being offered by Real Trading Research Inc., a Delaware Corporation (the “Company”) in a Tier 1 Regulation A Offering under the Securities Act of 1933, as amended.

You understand that:

1. the minimum Subscription Amount (as defined in this Subscription Agreement), unless otherwise agreed by the Company, is One Thousand One Hundred Ten Dollars ($1,110.00).

2. an investment in the Tokens involves substantial risks of loss of your investment (as set forth in this Subscription Agreement);

3. the Company makes no representation as to its ability to operate its business profitably, nor its ability to produce a return on any investment or return an investment made by an investor in the Tokens; and

4. the Company makes no representations or warranties with respect to the Company, including, without limitation, as to its business, operations, or financial condition and expressly disclaims any representation and/or warranty as to the potential success of an investment in the Tokens.

Real Trading Research Inc. Subscription Agreement 2

PROPRIETARY AND CONFIDENTIAL

EXHIBIT 1A-4

FORM OF SUBSCRIPTION AGREEMENT

PLEASE READ THE SUBSCRIPTION AGREEMENT CAREFULLY

By signing the signature page to this Subscription Agreement (the “Signature Page”), you agree to adhere to and be bound by the terms of the Subscription Agreement, the Offering Circular, the Investor Questionnaire, and any supplements or amendments thereto (collectively, the “Offering Documents”).

This Subscription Agreement includes each of the following items:

1. Part I, Introduction and Instructions

2. Part II, Subscription Agreement (with Signature Page)

3. Part III, Exhibit A - Investor Questionnaire/Qualification Statement

Subscribers for the Tokens (“Subscribers”) should review the materials provided carefully and follow the steps and instructions below.

The terms “I,” “me,” “my” and similar terms used throughout this Subscription Agreement refer to the Subscriber.

B. INSTRUCTIONS TO SUBSCRIBERS.

Prospective investors must complete all offering documents contained in this package (collectively, the “Offering Documents”) in the manner described below. For purposes of these Offering Documents, “Subscriber” is the person that is subscribing for $TREND Tokens (the ”Tokens”) being offered by Real Trading Research Inc., a Delaware corporation (the “Company”).

These Subscription Documents are intended solely for investors who are eligible to participate in a Tier 1 offering under Regulation A promulgated under the U.S. Securities Act of 1933, as amended and in effect as of the date hereof (the “Securities Act”), and for “qualified purchasers” within the meaning of Section 2(a)(51) of the Investment Company Act of 1940, as amended and in effect as of the date hereof (the “Investment Company Act”).

Each prospective investor in the Tokens should examine the suitability of this type of investment in the context of his/her/its own needs, investment objectives and financial capabilities and should make his/her/its own independent investigation and decision as to suitability and as to the risk and potential gain involved. Also, each prospective investor in the Tokens is encouraged to consult with his/her/its own attorney, accountant, financial consultant or other business or tax advisor regarding the risks and merits of the proposed investment.

Real Trading Research Inc. Subscription Agreement 3

PROPRIETARY AND CONFIDENTIAL

EXHIBIT 1A-4

FORM OF SUBSCRIPTION AGREEMENT

1. Subscription Documents.

Subscriptions to invest in the Tokens may be made only by completing, executing, and delivering the following Offering Documents to the Company:

1.1 Subscription Agreement and Investor Questionnaire:

a.	Review the entire Subscription Agreement and Investor Questionnaire.

b.	Complete all requested information (including, without limitation, the investor questionnaire provided separately and attached hereto (the “Investor Questionnaire”).

c.	Complete, date and sign the Signature Page.

d.	If Subscriber is a natural person purchasing the Tokens with Subscriber’s spouse, then both must complete, date and sign the Signature Page.

e.	If Subscriber is an entity, then a duly authorized officer or agent must complete, date and sign the Signature Page on Subscriber’s behalf and indicate the lawful capacity of such person in such entity.

1.2 W-9 Tax Form:

a.	Complete, sign and date the separately provided Form W-9.

b.	If Subscriber is a natural person purchasing the Tokens with Subscriber’s spouse, each must complete, date and sign a Form W-9.

c.	If Subscriber is an entity, a duly authorized officer or agent must complete, date and sign a Form W-9 on Subscriber’s behalf and indicate the lawful capacity of such person in such entity.

Another person with investment authority may execute Offering Documents on Subscriber’s behalf, but such person must (i) subscribe in Subscriber’s legal name, (ii) indicate the lawful capacity in which such person is signing and (iii) provide evidence of such authority satisfactory to the Company in its sole discretion. The person or entity who decides to invest in the Tokens should complete and execute the Signature Page.

Real Trading Research Inc. Subscription Agreement 4

PROPRIETARY AND CONFIDENTIAL

EXHIBIT 1A-4

FORM OF SUBSCRIPTION AGREEMENT

2. Delivery Instructions.

Once Subscriber has completed and executed the Offering Documents, each Subscriber (i) should retain a copy of each document and (ii) must send the original executed Offering Documents, and identification documentation to the Company at the following address:

Real Trading Research Inc.

500 Post Road East, 2nd Floor

Westport, CT 06880

(831) 709-4766

Attn: Howard Bruck and Scott Phillips

3. Acceptance of Subscriptions.

The acceptance or rejection of subscriptions is in the Company’s sole and absolute discretion, which may require additional information prior to determining whether to accept the subscriptions. The Company will notify Subscriber of its acceptance or rejection of the subscription in writing within one hundred twenty (120) days after the Company’s receipt of Subscriber’s completed Subscription Agreement. If the Company does not provide written notice of acceptance within such period, the subscription shall be deemed rejected, and any funds received shall be promptly returned to the Subscriber without interest or deduction. The Company reserves the right, in its sole and absolute discretion, to accept or reject any subscription, in whole or in part.

4. Payment of Subscription Amount to the Company.

If Subscriber’s Subscription is accepted, then Subscriber shall pay, in immediately available funds, Subscriber’s Subscription Amount (as defined below) to the Company. Upon such acceptance and such payment, Subscriber shall be issued Tokens on the Closing Date (as defined below).

5. Additional Information and Inquiries.

For additional information or for any inquiries concerning subscriptions, please contact:

Real Trading Research Inc.

500 Post Road East, 2nd Floor

Westport, CT 06880

(831) 709-4766

Attn: Howard Bruck and Scott Phillips

6. This Subscription Agreement as well as all the other Offering Documents may not be reproduced or delivered to any other person or entity.

Real Trading Research Inc. Subscription Agreement 5

PROPRIETARY AND CONFIDENTIAL

EXHIBIT 1A-4

FORM OF SUBSCRIPTION AGREEMENT

PART II.

SUBSCRIPTION AGREEMENT

This SUBSCRIPTION AGREEMENT (the “Subscription Agreement”), is entered into by and between Real Trading Research Inc., a Delaware corporation (the “Company”), and the undersigned subscriber (“Subscriber”) (in the case of a subscription for the account of a trust or other entity, such term shall refer to the trustee, fiduciary or representative making the investment decision and executing this Subscription Agreement, or the trust or other entity, or both, as appropriate).

WHEREAS, Subscriber desires to subscribe for and purchase (the “Subscription”) $Trend Tokens (the “Tokens”) being offered by the Company in consideration for Subscriber’s subscription amount to the Company, in accordance with the terms of the Offering Documents, a payment (the “Subscription Amount”) in the amount set forth on Subscriber’s signature page to this Agreement (the “Signature Page”); and

WHEREAS, the Company desires to issue and sell The Tokens to Subscriber.

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

The Subscriber understands that the Company is offering for sale to Subscriber Tokens on the terms set forth herein in a Tier 1 Regulation A Offering. Subscriber wishes to purchase the Tokens on the terms and conditions set forth in this Subscription Agreement, effective as of the day of the execution of the Signature Page below (the “Effective Date”). The rights, preferences and privileges of the Tokens are described in this Subscription Agreement, that certain Offering Circular, dated [__], 2025 (the “Offering Circular”), and the Investor Questionnaire (collectively, together with any supplements or amendments hereto or thereto, the “Offering Documents”).

1. Offering Documents; Tokens Offering. In addition to this Agreement and the accompanying Subscription Instructions, Subscriber acknowledges receipt of the Offering Circular. Each capitalized term used in this Agreement and not otherwise defined herein shall have the meaning ascribed to such term in the Offering Circular or the Investor Questionnaire. The Company proposes to offer Tokens in this Tier 1 Regulation A Offering in exchange for aggregate Subscription Amounts by all investors as further described in the Offering Documents (the “Offering”). Thereafter, the Company will continue to seek additional Subscription Amounts and accept subscriptions on a “commercially reasonable best efforts” basis only. The minimum Subscription Amount per Subscriber is One Thousand One Hundred Ten Dollars ($1,110.00), which represents the purchase price for one thousand (1,000) Tokens.

2. Authorization and Subscription. Subject to the terms and conditions of this Subscription Agreement and in reliance upon Subscriber’s representations, warranties and covenants, Subscriber hereby irrevocably subscribes for and agrees to purchase, and the Company agrees to sell to Subscriber, the Tokens connected with this Offering in exchange for Subscriber’s Subscription Amount set forth on the Signature Page, which shall be paid on or before Closing. Subject to the terms and conditions of this Subscription Agreement, Subscriber’s obligation to subscribe for and pay the Subscription Amount in respect of Subscriber’s Tokens shall be complete and binding upon the execution and delivery of this Subscription Agreement by Subscriber and the Company. Subscriber’s Subscription Amount shall be paid, in immediately available funds, by Subscriber to the Company simultaneously with the delivery of a duly executed copy of this Subscription Agreement.

Real Trading Research Inc. Subscription Agreement 6

PROPRIETARY AND CONFIDENTIAL

EXHIBIT 1A-4

FORM OF SUBSCRIPTION AGREEMENT

3. Acceptance/Rejection of Subscription. (a) Subscriber understands and agrees that this Subscription is made subject to the terms and conditions of this Subscription Agreement and of the Offering Circular and that the Company shall have the right to accept or reject the Subscriber’s Subscription Amount for any reason or no reason, in whole or in part, and at any time prior to its acceptance. The Subscriber agrees to provide any information reasonably requested by the Company to verify the accuracy of the representations contained herein. (b) The Subscriber understands and acknowledges that the Company expects to enter into separate Subscription Agreements with other investors providing for the sale of Tokens. (c) Subscriber agrees that Subscriber cannot and will not cancel, terminate, or revoke this Subscription Agreement or any agreement made by Subscriber hereunder and that this Subscription Agreement shall survive the death or disability of Subscriber and is binding on Subscriber’s successor or heirs. (d) If this Subscription is rejected or terminated by the Company, then this Subscription Agreement shall be void ab initio. (e) The Company shall have the right, but not the obligation, to retain any partial payment of the Subscription Amount in exchange for issuance of Tokens.

4. Closing Date; Delivery. The closing of the Tokens sale by the Company and subscription for and purchase by Subscriber (the “Closing”) shall take place on such date and time as the Company shall designate (the “Closing Date”). On the Closing Date, subject to the terms and conditions hereof:

a.	the Subscriber shall pay the Subscription Amount by wire transfer of immediately available funds.

5. Purchase Procedures. In order to subscribe to the Tokens, Subscriber shall deliver to the Company:

a.	completed and executed copies of this Subscription Agreement;

b.	the Subscription Amount as set forth below;

c.	the Investor Questionnaire;

d.	the W-9, W-8 or the appropriate Form W-8s or such other form published by the Internal Revenue Service (“IRS”) as necessary to confirm the status of Subscriber as a U.S. or foreign person.

Real Trading Research Inc. Subscription Agreement 7

PROPRIETARY AND CONFIDENTIAL

EXHIBIT 1A-4

FORM OF SUBSCRIPTION AGREEMENT

6. Offering Materials and Other Information.

6.1 Differences with Offering Materials. Subscriber acknowledges that in the event of any differences between the terms provided in the Offering Documents and any term sheet, pitch deck, or other offering materials provided to the Subscriber prior to signing the Signature Page the terms and conditions of the Offering Documents shall supersede any contrary information set forth in the Offering Materials.

6.2 No Distribution. Subscriber agrees not to copy, reproduce, or deliver the Offering Documents, to any other person, except its professional advisers, without the prior written consent of the Company.

6.3 No Reliance. Subscriber acknowledges that in deciding to subscribe for the Tokens, Subscriber has relied solely upon the Offering Documents and independent investigations made by Subscriber. Subscriber is not relying and may not rely on any pitch deck or other marketing materials for purposes of deciding to subscribe for the Tokens. Subscriber is also not relying on the Company with respect to the legal, tax and other economic factors involved in this investment and understands that it is solely responsible for reviewing the legal, tax and other economic considerations involved with an investment in the Tokens with its own legal, tax and other advisers. Subscriber has consulted, to the extent deemed appropriate by Subscriber, with Subscriber’s own advisers as to the financial, tax, legal, accounting, regulatory and related matters, and financial advisors regarding the investment in the Tokens.

6.4 Subscriber’s Review.

a.	Subscriber understands that it is solely responsible for reviewing this Subscription Agreement, and the other Offering Documents and, to the extent he/she/it believes necessary, for discussing with counsel the representations, warranties, and agreements that Subscriber is making in this Subscription Agreement. Subscriber understands that Falcon Rappaport & Berkman LLP acts as counsel to the Company and its respective affiliates, and that it does not represent Subscriber or any other person by reason of an investment in the Tokens.

b.	Subscriber has had an opportunity to (i) ask questions of, and receive satisfactory answers from the Company relating to the Offering Documents, the terms and conditions of this investment, the business prospects of the Company, and such other questions as Subscriber has deemed necessary for Subscriber’s investment decision with respect to the Tokens, and all such questions have been answered to the full satisfaction of Subscriber, and (ii) obtain any additional information concerning the offering and the Company, and any related material to the extent the Company possesses relevant information or can acquire it without unreasonable effort or expense.

c.	Subscriber acknowledges receipt of the Offering Circular, dated [__], 2025, and any supplements or amendments thereto, prior to executing this Subscription Agreement.

Real Trading Research Inc. Subscription Agreement 8

PROPRIETARY AND CONFIDENTIAL

EXHIBIT 1A-4

FORM OF SUBSCRIPTION AGREEMENT

6.5 No Guarantees. Neither the Company, nor any director or shareholder, nor anyone on his/her/its/their behalf, has made any representations (whether written or oral) to the Subscriber (a) regarding the future performance of the Company or (b) that the past performance of the principal(s) of the Company will in any way predict the results of the Company’s activities.

6.6 No Ongoing Reporting Obligations. Subscriber acknowledges and understands that the Company is not subject to the ongoing reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, and will not be required to file periodic reports with the SEC following the completion of this offering, except as may be required under Regulation A.

7. General Representations and Warranties of Subscriber. Subscriber represents and warrants to the Company that:

7.1 Unregistered Offering. SUBSCRIBER ACKNOWLEDGES, AGREES AND UNDERSTANDS THAT: (I) THIS OFFERING IS BEING CONDUCTED PURSUANT TO TIER 1 OF REGULATION A UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND HAS BEEN QUALIFIED BY THE U.S. SECURITIES AND EXCHANGE COMMISSION, BUT NEITHER THE TOKENS NOR THE OFFERING HAVE BEEN REGISTERED UNDER THE LAWS OF ANY STATE OF THE UNITED STATES OF AMERICA OR THE LAWS OF ANY FOREIGN JURISDICTION, NOR IS ANY SUCH REGISTRATION CONTEMPLATED; (II) THE COMPANY HAS NOT BEEN REGISTERED UNDER THE INVESTMENT COMPANY ACT OF 1940, AS AMENDED (THE “INVESTMENT COMPANY ACT”), NOR IS ANY SUCH REGISTRATION CONTEMPLATED; AND (III) NEITHER THE COMPANY NOR ANY OF ITS AFFILIATES HAVE BEEN REGISTERED UNDER THE INVESTMENT ADVISERS ACT OF 1940, AS AMENDED (THE “ADVISERS ACT”), NOR IS ANY SUCH REGISTRATION CONTEMPLATED; AND (IV) THAT THE COMPANY IS NOT REGISTERED WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION OR WITH THE SECURITIES COMMISSION OF ANY STATE OR OTHER JURISDICTION AS A BROKER-DEALER UNDER THE U.S. SECURITIES EXCHANGE ACT OF 1934, AS AMENDED (THE “EXCHANGE ACT”), OR OTHER COMPARABLE STATE LAW, AND, FURTHER, THE COMPANY, AND THE SUBSCRIBER, AS A HOLDER OF THE TOKENS ISSUED BY THE COMPANY, WILL NOT BE AFFORDED THE FULL SET OF PROTECTIONS PROVIDED UNDER THE EXCHANGE ACT OR COMPARABLE STATE LAW.

7.2 Investor Eligibility. Subscriber represents that Subscriber:

a.	is an eligible investor under Tier 1 of Regulation A under the Securities Act;

Real Trading Research Inc. Subscription Agreement 9

PROPRIETARY AND CONFIDENTIAL

EXHIBIT 1A-4

FORM OF SUBSCRIPTION AGREEMENT

b.	if not a natural person, was not formed for the specific purpose of acquiring the Tokens;

c.	is acquiring the Tokens for his/her/its own account for investment and associated investment purposes only, and not with a view toward or for such Tokens’ redistribution or resale, and Subscriber does not presently have any reason to anticipate any change in Subscriber’s circumstance or other particular occasion or event that would cause Subscriber to sell Subscriber’s Tokens; and

d.	Subscriber’s, or Subscriber’s authorized representative, has such knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risk of an investment in the Tokens, and the suitability of the Tokens as an investment for Subscriber, and that Subscriber is able to bear the economic risk of an investment in the Tokens. Subscriber represents that Subscriber has made other investments of a similar nature and, by reason of Subscriber’s business and financial experience and the business and financial experience of those persons Subscriber has retained to advise Subscriber with respect to Subscriber’s investment in the Tokens, has acquired the capacity to protect Subscriber’s own interest in investments of this nature.

As a condition of this Subscription Agreement and issuance of the Tokens, Subscriber shall complete the Investor Questionnaire.

7.3 Restrictions on Transfer of Tokens. Subscriber acknowledges, agrees, and understands that:

a.	the Tokens are freely transferable unless Subscriber is an affiliate of the Company; if Subscriber is an affiliate, the Tokens cannot be offered, resold or otherwise transferred (including by pledge or by hypothecation) unless such offer, resale or transfer (i) is pursuant to a valid registration statement under the Securities Act and any applicable state or other securities or “blue sky” laws or (ii) is pursuant to an exemption from the Securities Act’s registration requirements, and, in each case, complies with any applicable state securities or “blue sky” laws.

b.	any offer, resale or other transfer of the Tokens (including by pledge or by hypothecation) shall be (i) subject to the terms of this Subscription Agreement (which restricts any offers, resales or other transfers without the Company’s consent and imposes other substantial restrictions on transfer); and (ii) conditioned upon the Company’s determination in its sole discretion that any such offer, resale or other transfer will not cause the Company to be required to register as an investment company under the Investment Company Act and will not cause the Company (or any of its members, employees or affiliates) to be required to be registered under the Advisers Act.

Real Trading Research Inc. Subscription Agreement 10

PROPRIETARY AND CONFIDENTIAL

EXHIBIT 1A-4

FORM OF SUBSCRIPTION AGREEMENT

c.	Subscriber shall be responsible for compliance with all conditions of transfer imposed by any federal or state blue sky or securities law or regulation and for any expenses incurred by the Company for legal or accounting services in connection with reviewing such a proposed transfer.

7.4 Risk of Loss. Subscriber has (a) the financial ability to bear the economic and other risks of an investment in the Tokens (including complete loss of the investment); (b) adequate means for providing for current needs and possible contingencies; (c) no need for liquidity with respect to his/her/its investment in the Tokens; and (d) no reason to anticipate any change in his/her/its circumstances or any other particular occasion or event that would cause Subscriber to sell or distribute any Tokens.

7.5 Financial Projections.

a.	Subscriber acknowledges, agrees, and understands that no assurances are or have been made concerning cash or other distributions or payments by the Company to the investors, and Subscriber is aware that no distributions may ever be made by the Company.

b.	Subscriber understands that any financial projections, estimates, and forward-looking statements provided by the Company (including, but not limited to, those set forth in the Offering Circular) have been prepared by the Company and are based upon certain assumptions. Such assumptions may be incomplete or inaccurate, and unanticipated circumstances may arise. The projections represent a prediction of future events, but it is probable that some or all of the significant assumptions underlying the projections will not materialize and that unanticipated events will occur. Thus, there can be no assurance that any of the projections or assumptions constitutes an accurate reflection of the actual income or expenses, the return on investment (if any), or that the financial objectives will be realized, and further the projections should not be relied upon to indicate the actual results that will be obtained by the Company.

7.6 Opportunity to Review. Subscriber has received and read the Subscription Agreement, the Offering Circular, and any other Offering Documents. Subscriber is thoroughly familiar with the proposed business, operations, properties, and financial condition of the Company. No oral or written representations beyond the Offering Documents have been made or relied upon. Subscriber has been given the opportunity to discuss the investment with and ask questions of, and has received answers to all such questions from, the Company with respect to the offering of the Tokens and business conducted, and to be conducted by, the Company, the Tokens’ terms and conditions and other matters pertaining to the Tokens’ purchase, and also has been given the opportunity to obtain such additional information as may be necessary in order to verify the accuracy of any information furnished to Subscriber or to which Subscriber was given access and to evaluate the merits and the risks of investing in the Tokens. Subscriber has reviewed and fully understands all Offering Documents in their entirety.

Real Trading Research Inc. Subscription Agreement 11

PROPRIETARY AND CONFIDENTIAL

EXHIBIT 1A-4

FORM OF SUBSCRIPTION AGREEMENT

7.7 Understands Risks. Subscriber acknowledges, agrees and understands that investment in the Tokens involves a number of very significant risks and the Company has a limited operating history and limited assets and is engaged in high-risk activities with many uncertainties.

7.8 Independent Advice/Suitability. Subscriber acknowledges, agrees and understands that Subscriber has been instructed and advised by the Company, and has been afforded the opportunity, to seek independent legal and tax counsel and financial, accounting, tax and other related advice. Subscriber further acknowledges that he/she/it has in fact consulted with, and is relying upon, Subscriber’s own independent advisors regarding the legal, tax, financial, accounting, economic and related consequences to Subscriber (unless Subscriber has elected not to seek such counsel and/or advice) for all matters regarding this investment including, without limitation, consequences of (i) acquiring, owning and/or disposing of the Tokens, (ii) the terms and conditions of the Offering Circular and the documents relating thereto, and (iii) the terms and conditions of the Offering Documents; further, Subscriber acknowledges that on the basis that Subscriber has consulted, if and to the extent deemed appropriate by Subscriber, with Subscriber’s own independent advisers as to the legal, tax, financial, accounting, economic and related consequences to Subscriber of investment in the Tokens and, as a result thereof and relying on such counsel and advice, Subscriber believes that investment in the Tokens is suitable and appropriate for Subscriber.

7.9 No Other Representations. Other than as expressly set forth herein or in the other Offering Documents and/or in any separate agreement in writing executed by the Company in conjunction with Subscriber’s subscription for the Tokens, Subscriber is not relying upon any other information, representation or warranty (in any form whatsoever, including, without limitation, written or oral) by the Company or any of its respective employees, agents or representatives (i) in evaluating the suitability of an investment in the Tokens, (ii) with respect to the legal, tax, economic and related considerations of investment in the Tokens, and/or (iii) in determining to invest in the Tokens; further, Subscriber acknowledges that no information, representations or warranties (in any form whatsoever, including, without limitation, written or oral) that would conflict with anything contained in the Offering Documents have been made to Subscriber.

7.10 Other Investors. Subscriber understands that the Company has entered into, or expects to enter into, separate subscription agreements, providing for the issues of Tokens with other subscribers that are to be substantially similar in all material respects to this Subscription Agreement. This Subscription Agreement and such separate subscription agreements are separate agreements and the sale arrangements between the Company and such other investors are separate sales.

Real Trading Research Inc. Subscription Agreement 12

PROPRIETARY AND CONFIDENTIAL

EXHIBIT 1A-4

FORM OF SUBSCRIPTION AGREEMENT

7.11 Use of Proceeds. Subscriber understands the proceeds of this Subscription shall be utilized by the Company at the discretion of the Company.

7.12 Offering Circular. Subscriber acknowledges, agrees, and understands that the Offering Circular serves as the primary disclosure document for this Tier 1 Regulation A Offering, and does not constitute any representations on the part of the Company or any other person beyond those contained therein. Notwithstanding the foregoing, Subscriber expressly understands and acknowledges that the risk factors set forth in the Offering Circular are incorporated herein by reference.

8. Anti-Money Laundering, Economic Sanctions, Anti-Bribery and Anti-Boycott Representations and Warranties. Subscriber hereby acknowledges that the Company seek to comply with all applicable laws concerning money laundering and similar activities, and, in furtherance of such efforts, Subscriber hereby represents, warrants, and agrees that, to Subscriber’s knowledge:

a.	no funds, cash or property that are tendered, paid or contributed to the Company by Subscriber shall be derived from, or related to, any activity that is deemed criminal under United States law;

b.	no contribution or payment to the Company by Subscriber shall (to the extent that such matters are within Subscriber’s control) cause the Company to violate the United States Bank Secrecy Act, the United States Money Laundering Control Act of 1986 or the United States International Money Laundering Abatement and Anti-Terrorist Financing Act of 2001;

c.	Subscriber is not engaged in money laundering;

d.	no funds, cash or property tendered, paid or contributed to the Company for acquiring Tokens are directly or indirectly derived from activities that may contravene U.S. federal, state or international laws and regulations, including anti-money laundering laws;

e.	neither Subscriber, nor any person controlling, controlled by or under common control with Subscriber, or for whom Subscriber is acting as agent or nominee in connection with acquiring Tokens is:

(i) a country, territory, organization, person or entity named on the U.S. Treasury Department’s Office of Foreign Assets Control list;

Real Trading Research Inc. Subscription Agreement 13

PROPRIETARY AND CONFIDENTIAL

EXHIBIT 1A-4

FORM OF SUBSCRIPTION AGREEMENT

(ii) a person or entity that resides or has a place of business in a country or territory named on such list or which is designated as a Non-Cooperative Jurisdiction by the Financial Action Task Force on Money Laundering, or whose subscription funds are transferred from or through such a jurisdiction;

(iii) a “Foreign Shell Bank” within the meaning of the Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (the “PATRIOT Act”) (i.e., a foreign bank that does not have a physical presence in any country and that is not affiliated with a bank that has a physical presence and an acceptable level of regulation and supervision);

(iv) a person or entity that resides in or is organized under the laws of a jurisdiction designated by the Secretary of the Treasury under Section 311 or Section 312 of the PATRIOT Act as warranting special measures due to money laundering concerns; or

(v) a person or entity who is within the scope of Executive Order 13224, entitled: “Blocking Property and Prohibiting Transactions with Persons who Commit, Threaten to Commit, or Support Terrorism, effective September 24, 2001.”

f.	all evidence of identity provided in connection with Subscriber’s acquiring Tokens as contemplated herein is genuine and all related information furnished is accurate, and Subscriber hereby agrees to provide any information deemed reasonably necessary by the Company to comply with its anti-money laundering responsibilities and policies;

g.	Subscriber authorizes and permits the Company, using its own reasonable business judgment, to report information about Subscriber to appropriate authorities to the extent required by applicable law, and Subscriber agrees not to hold them liable for any loss or injury that may occur as the result of providing such information to the extent required by applicable law;

h.	the Company shall be authorized to take any action as shall be necessary or appropriate as a result thereof including, without limitation, removing Subscriber as an investor in the Tokens and/or notifying the federal authorities, notwithstanding any other statement to the contrary in any agreement into which Subscriber has entered or in any Offering Documents, and/or if the Company determines that Subscriber has appeared on a list of known or suspected terrorists or terrorist organizations compiled by any U.S. or foreign governmental agency;

Real Trading Research Inc. Subscription Agreement 14

PROPRIETARY AND CONFIDENTIAL

EXHIBIT 1A-4

FORM OF SUBSCRIPTION AGREEMENT

i.	to provide any additional information deemed necessary by the Company or its designee to comply with its obligations under the PATRIOT Act or other anti-money laundering laws; and

j.	Subscriber has established procedures to comply with all anti-money laundering laws and regulations to the extent Subscriber has any shareholders, partners or other holders of equity or other beneficial interests.

9. Additional Representations and Warranties. Subscriber also represents and warrants as follows:

9.1 Accuracy of Subscriber Responses. Subscriber has fully and truthfully completed the Investor Questionnaire, and Subscriber acknowledges, agrees and understands that the answers set forth herein and therein (or in such other information as may be provided to the Company in connection therewith) shall be deemed repeated and reaffirmed by Subscriber as of the Closing Date and as of each date that Subscriber is required to make and/or Subscriber actually pays the Subscription Amount to the Company; he/she/it further agrees that, if at any time during the Company’s term the answers set forth in the Investor Questionnaire (or in such other information as may be provided to the Company in connection therewith) shall cease to be true, Subscriber shall promptly notify the Company.

9.2 Subscriber’s Address. Subscriber acknowledges that he/she/it was offered the Tokens in the state listed in Subscriber’s permanent address set forth on the Signature and that he/she/it intends that the securities laws of that state govern Subscriber’s subscription.

9.3 Subscriber Status. Subscriber, if a non-natural person, (a) is duly formed, validly existing and in good standing under the laws of its jurisdiction of organization and (b) has the requisite corporate, partnership, trust or limited liability company power and authority to enter into this Agreement and to perform its obligations hereunder; the execution, delivery and performance of all of Subscriber’s obligations under this Subscription Agreement have been duly authorized, the Agreement has been validly executed by Subscriber and, assuming the Company’s due execution, this Subscription Agreement is the valid and binding obligation of Subscriber enforceable against Subscriber in accordance with its terms.

9.4 Restrictive Legends. Subscriber acknowledges, agrees and understands that the Tokens, if certificated, may be endorsed with restrictive legends concerning lack of registration under the Securities Act or any state securities law (i.e., “blue sky” laws) and consequent lack of free transferability.

Real Trading Research Inc. Subscription Agreement 15

PROPRIETARY AND CONFIDENTIAL

EXHIBIT 1A-4

FORM OF SUBSCRIPTION AGREEMENT

9.5 Defined Contribution Plan/ERISA. (a) Subscriber is not a defined contribution plan (such as a 401(k) plan) or a partnership or other investment vehicle (i) in which its partners or participants have or will have any discretion to determine whether or how much of Subscriber’s assets are invested in any investment made or to be made by Subscriber, or (ii) that is otherwise an entity managed to facilitate the individual decisions of its beneficial owners to invest in the Tokens. (b) Subscriber is not (and has no beneficial owner that is) a benefit plan investor within the meaning of Section 3(42) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) (including by the Pension Protection Act of 2006).

9.6 Treasury Regulation 1.7704-1(h)(3). If Subscriber constitutes a partnership, grantor trust or S-corporation for United States federal income tax purposes, there is no beneficial owner of Subscriber, substantially all of the value of whose interest in Subscriber is attributable to Subscriber’s investment in the Tokens (direct or indirect) within the meaning of Treasury Regulation Section 1.7704-l(h)(3).

9.7 Treasury Regulation 1.7704-1(h)(1)(ii) – Safe Harbor. The following representations are included with the intention of enabling the Company to qualify for the 100- partner “safe harbor” under Treasury Regulation Section 1.7704-1(h)(1)(ii) in order to preclude the Company from being treated as an entity subject to corporate income tax. Subscriber represents and warrant either that:

a.	Subscriber is not a partnership, limited liability company that is treated as a partnership, a grantor trust, or a Subchapter S corporation (each, a “Flow-Through Entity”) for United States federal income tax purposes, or

b.	Subscriber is a Flow-Through Entity for United States federal income tax purposes, but (i) at no time during the Company’s term will sixty-five percent (65%) or more of the value of any beneficial owner’s direct or indirect interest in Subscriber be attributable to Subscriber’s Tokens, or (ii) if at any time during the Company’s term, one or more beneficial owner(s) own, directly or indirectly, an interest in Subscriber the value of which is sixty-five percent (65%) or more attributable to Subscriber’s Tokens, then neither Subscriber nor any such beneficial owner(s) has or had any intent or purpose to cause such beneficial owner or beneficial owners to invest in the Tokens indirectly through Subscriber for the principal purpose of enabling the Company to satisfy the 100-partner limitation set forth in Treasury Regulations Section l.7704-l(h)(l)(ii).

If Subscriber is unable to make either of such representations in Sections 10.7(a) or (b), then Subscriber agrees to provide the Company, prior to the effective date of his/her/its Subscription, with evidence (including opinions of counsel) satisfactory in form and substance to the Company in its sole discretion relating to the Company’s status under Internal Revenue Code Section 7704.

Real Trading Research Inc. Subscription Agreement 16

PROPRIETARY AND CONFIDENTIAL

EXHIBIT 1A-4

FORM OF SUBSCRIPTION AGREEMENT

9.8 Accuracy of Tax Identification or Social Security Number. The tax identification number or social security number provided to the Company is true and correct; Subscriber is not subject to backup withholding under Internal Revenue Code Section 3406 (and has not been notified by the Internal Revenue Service that he/she/it is subject to backup withholding or, if so notified, has been subsequently notified by the Internal Revenue Service that he/she/it is no longer subject to backup withholding); Subscriber is (and has no beneficial owner that is not) a “United States Person” within the meaning of Internal Revenue Code Section 7701(a)(30).

9.9 Additional Tax Representations. Subscriber understands and acknowledges (a) the Company may be required to provide the identities of Subscriber’s direct and indirect beneficial owners to a governmental entity; (b) Subscriber waives any provision of law and/or regulation of any jurisdiction that would, absent a waiver, prevent the Company from compliance with the foregoing and otherwise with applicable law as described in this Section 10.8; and (c) that (i) the Company may be required by applicable law, and is authorized, to withhold or pay a tax to the IRS or other applicable tax authority, (ii) any amount of tax so withheld or paid with respect to the Subscriber shall be treated as distributed to the Subscriber, and (iii) Subscriber agrees to repay such amount to the Company if required in accordance with any of the Offering Documents.

9.10 Conflicts of Interest. Subscriber acknowledges and agrees that potential conflicts of interest may arise under various circumstances between or among the Company and its affiliates and controlling principals and Subscriber as a holder of Tokens. Subscriber hereby waives, to the fullest extent permitted by applicable law, any conflict of interest and any breach or violation of any duty against self-dealing or other fiduciary duty, and any claim in respect thereof, arising from or relating in any manner to the transactions and the fees and other payments referred to in this Subscription Agreement.

9.11 Reliance on Subscriber Representations. Subscriber acknowledges, agrees, and understands that the Company will expressly rely on the truth and accuracy of the acknowledgments, understandings, representations, warranties, covenants, information and agreements in this Subscription Agreement in making a decision to accept or reject Subscriber’s subscription pursuant to this Subscription Agreement. Subscriber acknowledges and agrees that all of the acknowledgments, understandings, representations, warranties, covenants, information and agreements that he/she/it has provided to the Company in this Subscription Agreement are true, complete, accurate, correct and effective as of the date of his/her/its Signature Page and shall be deemed repeated and reaffirmed as of the Closing Date and as of each date that Subscriber is required to make and/or Subscriber actually pays the Subscription Amount to the Company. Subscriber further agrees to notify the Company immediately of any material change in any such information occurring prior to the Closing Date.

9.12 Capacity to Understand. Subscriber acknowledges and agrees that he/she/it understands the meaning of the acknowledgments, understandings, representations, warranties, covenants, information and agreements made and/or provided by Subscriber in this Subscription Agreement, and that such information must be true and correct inasmuch as the Company is relying upon the truth and accuracy of such acknowledgments, understandings, representations, warranties, covenants, information and agreements.

Real Trading Research Inc. Subscription Agreement 17

PROPRIETARY AND CONFIDENTIAL

EXHIBIT 1A-4

FORM OF SUBSCRIPTION AGREEMENT

9.13 Blue Sky Compliance. Subscriber acknowledges and agrees that the offer and sale of the Tokens is subject to compliance with applicable state securities (“blue sky”) laws, and that the Company may be required to qualify or register the offering in certain states. Subscriber represents that he/she/it is not a resident of any state or jurisdiction in which the offer, sale, or transfer of the Tokens is not permitted under applicable law.

9.14 Subscriber acknowledges that an investment in the Tokens is suitable for Subscriber based on Subscriber’s investment objectives, financial situation, and needs, and that Subscriber has adequate means of providing for current needs and personal contingencies.

10. Transfer and Storage of Personal Data.

10.1 Personal Data/Disclosure. Subscriber acknowledges, agrees, and understands that in connection with the services provided to the Company, Subscriber’s personal data may be transferred and/or stored in various jurisdictions. Subscriber further acknowledges, agrees and understands that, although the Company will use commercially reasonable efforts to keep the information provided in the answers to this Subscription Agreement strictly confidential, the Company may present (i) this Subscription Agreement and the information provided in it, (ii) the details of Subscriber’s investment in the Tokens, (iii) historical and pending transactions in the Company and (iv) the values of those transactions to any parties (e.g., affiliates, attorneys, auditors, administrators, brokers and regulators) as the Company deems necessary or advisable to facilitate the acceptance and management of the Subscriber’s Subscription Amount, including, but not limited to, (x) in connection with anti-money laundering and similar laws, (y) if called upon to establish the availability under any applicable law of an exemption from registration of the Tokens or to establish compliance with applicable law, or (z) if the information is relevant to any issue in any action, suit, or proceeding to which the Company is a party or by which it is or may be bound.

10.2 Disclosure by Law. The Company may also release information about the Subscriber if directed to do so by the Subscriber, if compelled to do so by law, or in connection with any government or self-regulatory organization request or investigation. Any disclosure, use, storage or transfer of information for these purposes shall not be treated as a breach of any restriction upon the disclosure, use, storage or transfer of information imposed on any person by law or otherwise.

11. Indemnification.

11.1 Indemnification by Subscriber. Subscriber hereby agrees to indemnify, defend and hold the Company and its affiliates, shareholders, partners, officers, directors, employees, agents and representatives (each an “Indemnified Party”) harmless from and against any and all losses, costs, expenses, judgments, damages and liabilities (including, without limitation, court costs and attorneys’ fees) arising out of any omission or misrepresentation or breach of representation, warranty, covenant or agreement under this Agreement, the Investor Questionnaire, or in connection with the offer, resale or other transfer (including by pledge or by hypothecation) by Subscriber of the Tokens in violation of the Securities Act and/or other applicable laws.

Real Trading Research Inc. Subscription Agreement 18

PROPRIETARY AND CONFIDENTIAL

EXHIBIT 1A-4

FORM OF SUBSCRIPTION AGREEMENT

11.2 Third Party Beneficiaries.

a.	Each Indemnified Party may enforce any rights granted to it pursuant to this Subscription Agreement. Except as expressly provided in the preceding sentence, no third party shall have any rights to enforce any term of this Subscription Agreement.

b.	Notwithstanding any term of this Subscription Agreement, the consent of or notice to any person who is not a party to this Subscription Agreement shall not be required for any termination, rescission or agreement to any variation, waiver, assignment, novation, release or settlement under this Subscription Agreement at any time.

c.	The remedies provided in this Section 11.2 shall be cumulative and shall not preclude the assertions by an Indemnified Party of any other rights or the seeking of any other remedies against Subscriber.

12. Power of Attorney.

12.1 Subscriber hereby makes and appoints the Company’s Board of Directors, or any authorized officer thereof, as his/her/its true and lawful attorney-in-fact for him/her/it and in his/her/its name, place and stead and for his/her/its use and benefit, to take any further action which such attorney-in-fact shall reasonably consider necessary in connection with any of the foregoing, hereby giving such attorney-in-fact full power and authority to do and perform each and every act or thing whatsoever requisite or advisable to be done in connection with the foregoing as fully as such Subscriber might or could do personally, and hereby ratifying and confirming all that any such attorney-in-fact shall lawfully do or cause to be done by virtue thereof or hereof. Subscriber agrees to promptly execute, from time to time, at the request of the Company, any further documentation necessary to effect the purposes and intent of this grant of power of attorney, including executing a separate instrument setting forth the power of attorney hereby granted.

12.2 The power of attorney granted pursuant to this Section 12: (a) is a special power of attorney coupled with an interest and is irrevocable; (b) may be exercised by the attorney-in-fact by listing Subscriber executing any agreement, certificate, instrument or other document with the single signature of any such attorney-in-fact acting as attorney-in-fact for such Subscriber; and (c) shall survive the bankruptcy, insolvency, dissolution or cessation of existence of Subscriber and shall survive the delivery of an assignment by Subscriber of his/her/its interest in the Tokens.

Real Trading Research Inc. Subscription Agreement 19

PROPRIETARY AND CONFIDENTIAL

EXHIBIT 1A-4

FORM OF SUBSCRIPTION AGREEMENT

13. Confidentiality.

13.1 The Subscriber acknowledges, agrees and understands his/her/its obligation (a) to protect, and use his/her/its best efforts to cause his/her/its affiliates, owners, directors, managing members, officers, employees, accountants, representatives, agents, and financial advisors to protect, the confidentiality of all proprietary and confidential information and trade secrets (as defined in the Defend Trade Secrets Act of 2016) relating to the assets and business of the Company including, but not limited to, the disclosure of this Subscription Agreement or the Offering Documents (the “Confidential Information”), and (b) agrees not to disclose, and to use its reasonable efforts to cause its affiliates, owners, directors, managing members, officers, employees, accountants, representatives, agents, and financial advisors not to disclose, such Confidential Information to any other person other than such person’s accountants, representatives, agents, and financial advisors who are advised of such person’s obligations hereunder and who are under a professional obligation to use such information solely for such person’s benefit and subject to confidentiality restrictions not less strict than set forth in this Section 13.1; provided; however, that each such person may disclose Confidential Information to the extent required by law, provided the disclosing party provides the Company prompt written notice (as permitted by law) to allow them a reasonable opportunity to oppose such disclosure or obtain a protective order.

13.2 Survival. This Section 13 shall survive the termination of this Subscription Agreement.

14. Miscellaneous.

14.1 Entire Agreement. This Subscription Agreement and the other documents referred to herein constitute the entire agreement between the parties with respect to the matters set forth herein. There are no representations or warranties by the Company, except as specifically set forth in this Subscription Agreement. This Subscription Agreement supersedes all prior agreements and understandings between the parties with respect to the subject matter hereof.

14.2 Amendment and Waiver. This Subscription Agreement may not be amended, modified or waived except by a written agreement signed by the parties hereto; provided, however, the Company may, at any time prior to the Closing Date, amend the Offering Documents if necessary to clarify any provision, without first providing notice or obtaining Subscriber’s prior consent, if such modification is not material. If before the Closing Date material changes are required in connection with the Offering Documents, the Company shall supplement the Offering Documents and notify Subscriber. If any changes are required to the Offering Documents at any time after the Closing Date, the Company may amend the Offering Documents in accordance with the respective provisions of the particular Offering Document. No failure by any party hereto to insist upon the strict performance of any covenant, duty, agreement, or condition of this Subscription Agreement, or to exercise any right or remedy consequent upon a breach thereof, shall constitute a waiver of any such breach or any other covenant, duty, agreement, or condition thereof. A waiver of any term or condition of this Subscription Agreement shall not be deemed to be a further or continuing waiver of any other breach of such term or condition.

Real Trading Research Inc. Subscription Agreement 20

PROPRIETARY AND CONFIDENTIAL

EXHIBIT 1A-4

FORM OF SUBSCRIPTION AGREEMENT

14.3 Governing Law/Venue. This Subscription Agreement, and any claims and controversies arising hereunder, shall be governed by, and construed in accordance with, the laws of the State of Delaware, without regard to principles of conflict of laws thereof. The rule of construction that ambiguities are construed against the draftsperson shall not apply. In the event of any dispute, claim, proceeding, cause of action arising under or relating to this Subscription Agreement, the parties agree to submit such claims to the exclusive jurisdiction of the state or federal courts having jurisdiction for Fairfield County, Connecticut.

14.4 Survival. All representations, warranties and covenants contained in this Subscription Agreement and the indemnification obligations herein shall survive (a) any acceptance of the Subscription by the Company, and (b) the death, disability or incapacity of Subscriber.

14.5 Non-Transferable/Binding. Subscriber acknowledges and agrees that this Subscription Agreement (including, without limitation, the Subscriber’s Subscription Amount) may be pledged or assigned by the Company to obtain borrowings for working capital and other funds required in anticipation of the Company’s receipt and Subscriber’s contribution of the full Subscription Amount. Subscriber agrees to make such representations and warranties and to provide such documents and information as the Company and/or any third-party lender may reasonably request in connection with such pledge or assignment. Except as provided in the preceding sentences, this Subscription Agreement shall not be assigned by any party without the other party’s prior written consent and any assignment made absent such consent shall be void ab initio.

14.6 Irrevocability. This Subscription Agreement constitutes valid and binding agreements of the Subscriber, enforceable against Subscriber and such Subscriber’s heirs, executors, administrators, other personal representatives, and their respective successors and permitted assigns, in accordance with their respective terms. If Subscriber is more than one person, Subscriber’s obligations hereunder shall be joint and several and the agreements, representations, warranties, and acknowledgments herein shall be deemed to be made by and be binding upon each such person and such person’s heirs, executors, administrators, successors, legal representatives, and permitted assigns.

14.7 Severability. In the event that any provision of this Subscription Agreement is invalid or unenforceable under any applicable statute or law or under any applicable rule or regulation of any governmental body, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute, law, rule or regulation. Any provision hereof which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision hereof.

14.8 Notices. Except as otherwise specifically provided herein, any notice, demand or other communication hereunder shall be sufficiently given if in writing, and deemed delivered, (a) three (3) business days after deposited, postage prepaid, in a United States mail letter box, registered or certified mail, return receipt; (b) upon delivery, if delivered personally at such address, or (c) upon delivery, if sent by a reputable national overnight courier service, prepaid, with receipt, to the addresses set forth on the signature page hereof or otherwise specified in writing to all parties hereto. All notices to the Company shall be sent with a copy (which shall not constitute notice) to Falcon Rappaport & Berkman LLP, 265 Sunrise Highway, Suite 50, Rockville Centre, New York 11570, Attention: Kyle M. Lawrence, Esq. and Michael S. Williams, Esq.

Real Trading Research Inc. Subscription Agreement 21

PROPRIETARY AND CONFIDENTIAL

EXHIBIT 1A-4

FORM OF SUBSCRIPTION AGREEMENT

14.9 Further Assurances. Subscriber, upon the Company’s reasonable request, agrees to perform all further acts and execute, acknowledge and deliver all further documents that are reasonable, necessary and appropriate to carry out this Subscription Agreement’s provisions including, without limitation, providing an estoppel certificate for the benefit of the Company and/or its lenders, confirming the extent that he/she/it can truthfully give the same (i) absence of Subscriber defaults, (ii) absence of rights of offset, deduction or counterclaim against any outstanding Subscription Amount, and (iii) such other information as may reasonably be requested.

14.10 Violation of Laws. The Company shall have no obligation to issue any Tokens to any person who is a resident of a jurisdiction in which the issuance of Tokens might violate, in the opinion of the Company and/or counsel to the Company, the securities, “blue sky” or other similar laws of such jurisdiction. Any and all purchases of Tokens hereunder are expressly conditioned upon the qualification of such Tokens’ offer and sale under applicable Federal and state securities laws. The Company shall not be required to qualify this transaction under the securities laws of any jurisdiction and, should qualification be necessary, the Company shall be released from any and all obligations to maintain its offer, and may rescind any sale contracted, in any such jurisdiction.

14.11 Headings. Section and other headings contained in this Subscription Agreement are for reference only and are not intended to describe, interpret, define, or limit the scope or intent of this Subscription Agreement.

14.12 Instructions. The Company is authorized and instructed to accept and execute any instructions in respect of the Tokens to which this Subscription Agreement relates given by the Subscriber in written form or by any form of electronic transmission (collectively, “Electronic Instructions”). If Electronic Instructions are given by the Subscriber, and, except as otherwise agreed to in writing with the Company, agrees to keep the Company indemnified against any loss of any nature whatsoever arising to any of them as a result of any of them acting upon, or failing to act upon, Electronic Instructions. The Company may rely conclusively upon and shall incur no liability in respect of (a) any action taken upon any notice, consent, request, instructions or other instrument believed in good faith to be genuine or to be signed by properly authorized persons or (b) the non-receipt of any instructions relating to the Company and the Subscriber delivered by electronic means.

14.13 Electronic Delivery. Subscriber consents to the electronic delivery of all documents, notices, and communications related to this Subscription Agreement and the Tokens, including but not limited to the Offering Circular, supplements, amendments, and confirmations.

14.14 Counterparts. This Subscription Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

[Signature Page Follows; Remainder of Page Left Intentionally Blank]

Real Trading Research Inc. Subscription Agreement 22

PROPRIETARY AND CONFIDENTIAL

EXHIBIT 1A-4

FORM OF SUBSCRIPTION AGREEMENT

SUBSCRIBER’S SIGNATURE PAGE TO THE SUBSCRIPTION AGREEMENT

Please review all subscription materials thoroughly before
executing the signature page.

IN WITNESS WHEREOF, the Subscriber has executed this Subscription Agreement on the date set forth below.

Date ____ ___, 2025

Subscriber’s Requested Subscription Amount: $ ________

Tokens (subject to payment of the Subscription Amount): _______

FOR COMPLETION BY SUBSCRIBERS WHO ARE NATURAL PERSONS:
(i.e., individuals)

Subscriber’s Name:
(print or type)

Subscriber’s Signature:
(signature)

Spouse’s Signature:
(if required)	(signature)

FOR COMPLETION BY SUBSCRIBERS WHO ARE NOT NATURAL PERSONS:
(i.e., corporations, partnerships, limited liability companies, trusts or other entities)

Subscriber’s Name:
(print or type)

By:
(signature of authorized representative)

Name:
(print or type name of authorized representative)

Title:
(print or type title of authorized representative)

SUBSCRIBER SIGNATURE PAGE TO SUBSCRIPTION AGREEMENT

Real Trading Research Inc. Subscription Agreement 23

PROPRIETARY AND CONFIDENTIAL

EXHIBIT 1A-4

FORM OF SUBSCRIPTION AGREEMENT

ACCEPTANCE OF SUBSCRIPTION

(to be filled out only by the Company)

By its execution and delivery of this Acceptance of Subscription Page, the Company for itself and as agent and/or attorney-in-fact for each partner thereof, as applicable, hereby accepts the subscription submitted by the above-named Subscriber (the “Subscription Agreement”) on the terms set forth in the Subscription Agreement on behalf of the Company for (a) the Subscription Amount set forth below or (b) if the Subscription Amount below is left blank, then the Subscriber’s Subscription Amount set forth above the Subscriber’s signature on its signature page to the Subscription Agreement, and, in either such case, by such acceptance, agrees to issue to Subscriber the Tokens. This Acceptance of Subscription page will be governed by and construed in accordance with the internal laws of the State of Delaware (without giving effect to any choice of law or conflict of laws rules or provisions that would cause the application of the laws of any other jurisdiction). Capitalized terms used and not defined herein shall have the meanings set forth in the Subscription Agreement.

The Company hereby accepts the above application for subscription for the Tokens.

Name of Subscriber:

Amount of Subscription Amount accepted: US$

Tokens:

Executed By:
(signature)

Name:

Title:

Real Trading Research Inc. Subscription Agreement 24

PROPRIETARY AND CONFIDENTIAL

EXHIBIT 1A-4

FORM OF SUBSCRIPTION AGREEMENT

PART III – EXHIBIT A

INVESTOR QUESTIONNAIRE/QUALIFICATION STATEMENT

(See attached.)

Real Trading Research Inc. Subscription Agreement 25